Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy’s Compliance Plan Accepted By The NYSE American

November 8, 2017, Camber Energy (NYSE American: CEI)(the “Company” or “Camber”), based in San Antonio, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in Central Oklahoma and in the San Andres formation in the Permian Basin, of Texas, announced today that the NYSE American (the “Exchange”) has accepted the Company’s plan of compliance (the “Plan”) for continued listing on the Exchange.

As previously reported, on August 3, 2017, we received notice from the Exchange that the Company is not in compliance with Sections 1003(a)(i) through (iii) of the Exchange Company Guide (the “Guide”). In order to maintain our listing on the Exchange, the Exchange had requested that the Company submit a plan of compliance by September 5, 2017 addressing how the Company intended to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the Guide by August 3, 2018. The Exchange extended the date to submit a plan to September 20, 2017 and the plan (the “Plan”) was submitted timely by the extended deadline.

On November 3, 2017, the Exchange notified the Company that it accepted the Company’s Plan and granted the Company an extension until August 3, 2018 (the “Plan Period”) to regain compliance with the continued listing standards of the Guide. The Company will be subject to periodic review by the Exchange during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Guide by the end of the Plan Period could result in the Company being delisted from the Exchange. The Company is working diligently to regain compliance with the Company Guide by August 3, 2018.

Additionally, on November 7, 2017, the Company was notified by the NYSE American that it was back in compliance with the separate continued listing deficiency relating to non-compliance with Sections 134 and 1101 of the Company Guide, which previously announced deficiency was due to the fact that the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which report was filed on November 6, 2017.Concurrently with the issuance of this press release, the Company is filing a Current Report on Form 8-K with the Securities and Exchange Commission related to this matter.

About Camber Energy, Inc.: Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the prolific Hunton formation in Central Oklahoma in addition to anticipated development in the San Andres formation in the Permian Basin. For more information, please visit the Company's website at www.camber.energy.com.

Safe Harbor Statement and Disclaimer

This news release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ''may,'' ''expects,'' ''projects,'' ''anticipates,'' ''plans,'' ''believes,'' ''estimate,'' ''should,'' and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $2 million due pursuant to the terms of a previously disclosed Stock Purchase Agreement; risks relating to the availability of required financing; risks relating to our compliance with NYSE American listing requirements; risks relating to our compliance with, and default under existing and future loan covenants; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber's most recent Annual Report on Form 10-K, Form 10-Qs and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.